Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 333-87320 and Form S-8, No. 333-106535) pertaining to the Arthur J. Gallagher & Co. 1988 Nonqualified and Non-Employee Directors’ Stock Option Plans, in the Registration Statement (Form S-8, No. 333-106534) pertaining to the Arthur J. Gallagher & Co. Employee Stock Purchase Plan, in the Registration Statement (Form S-8, No. 333-106539) pertaining to the Arthur J. Gallagher & Co. Restricted Stock Plan, in the Registration Statement (Form S-8, No. 333-159150) pertaining to the Arthur J. Gallagher & Co. 2009 Long-Term Incentive Plan, in the Registration Statement (Form S-8, No. 333-174497) pertaining to the Arthur J. Gallagher & Co. 2011 Long-Term Incentive Plan, in the Registration Statement (Form S-8, No. 333-197898) pertaining to the Arthur J. Gallagher & Co. 2014 Long-Term Incentive Plan, Deferred Equity Participation Plan, Deferred Cash Participation Plan and Supplemental Savings and Thrift Plan and in the Registration Statements (Form S-4, No. 333-152710, Form S-3, No. 333-166533, Form S-4, No. 333-188651 and Form S-3, No. 333-192437), of Arthur J. Gallagher & Co., and in the related Prospectuses, of our reports dated February 12, 2015, with respect to the consolidated financial statements and schedule of Arthur J. Gallagher & Co., and the effectiveness of internal control over financial reporting of Arthur J. Gallagher & Co., included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP
Ernst & Young LLP

Chicago, Illinois

February 12, 2015